Exhibit 5

January 17, 2007

VirTra Systems, Inc.

2500 CityWest Boulevard, Suite 300

Houston, Texas 77042

Re:    VirTra Systems, Inc. Registration on Form SB-2

Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). You are a Texas corporation, and the Registration Statement covers the sale of up to 34,083,741 shares of your common stock, par value $.005 per share (the "Shares"), to be offered for sale by selling shareholders identified in the Registration Statement.

We have examined copies,  certified or otherwise identified to our satisfaction, of such of your records, certificates of your officers and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares being offered for sale by the selling stockholders are duly authorized, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the Texas Business Corporation Act and the laws of the United States of America.

Very truly yours,

/s/ Pryor Cashman Sherman & Flynn LLP